UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2011

INTCOMEX, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-134090	65-0893400
(Commission File Number)	(IRS Employer Identification No.)

3505 NW 107th Avenue, Miami, FL 33178

(Address of principal executive offices) (Zip Code)

(305) 477-6230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 10, 2011, Intcomex, Inc. (the “Company”) announced the extension of the exchange offer for all of its outstanding 13  1/4% Second Priority Senior Secured Notes due 2014, which are not registered under the Securities Act of 1933 (“Initial Notes”), for an equal principal amount of its 13  1/4% Second Priority Senior Secured Notes due 2014, which have been registered under the Securities Act of 1933 (“New Notes”). The exchange offer commenced on February 8, 2011 and was scheduled to expire at 5:00 p.m. New York City time on March 9, 2011. The exchange offer is being extended until at 5:00 p.m. New York City time on March 11, 2011, unless further extended by the Company.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Title

99.1	Press release, dated March 10, 2011, announcing the extension of the exchange offer for 13 1/4% Second Priority Senior Secured Notes due 2014 (furnished herewith).

About Intcomex

Intcomex is a United States-based value-added distributor of information technology (“IT”) products to Latin America and the Caribbean. Intcomex distributes computer components, peripherals, software, computer systems, accessories, networking products and digital consumer electronics to more than 44,000 customers in 40 countries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intcomex, Inc.

Date: March 10, 2011	By:	/s/ Russell A. Olson
	Name:	Russell A. Olson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated March 10, 2011, announcing the extension of the exchange offer for 13 1/4% Second Priority Senior Secured Notes due 2014 (furnished herewith).

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